Exhibit (j)(2)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees of the Sterling Capital Funds:
We consent to the use of our report dated February 25, 2011, with respect to the financial statements of the Sterling Capital Equity Index Fund, as of December 31, 2010, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 27 2011